Exhibit 21.1

SUBSIDIARIES OF CLAIMSNET.COM INC.

ANC Holdings, LLC, a Texas Corporation (“ANC Holdings”)

Healthexchange.com Inc., a Delaware Corporation (“Healthexchange”)